PRESS RELEASE		®

www.inhibitex.com

CONTACTS:
Inhibitex, Inc. Russell H. Plumb Chief Financial Officer (678) 746-1136 rplumb@inhibitex.com	Lilian Stern (Investors) Stern Investor Relations, Inc. (212) 362-1200 lilian@sternir.com	Kathryn Morris (Media) KMorrisPR (845) 635-9828 kathryn@kmorrispr.com

FOR IMMEDIATE RELEASE

INHIBITEX REPORTS ADVANCEMENTS IN ITS CLINICAL TRIALS
Enrollment in Veronate Phase III Trial Tracking Well;
Aurexis Phase II Trial Enrollment Completed

ATLANTA, GA – January 7, 2005 — Inhibitex, Inc. (Nasdaq: INHX) today announced that enrollment in its ongoing Phase III clinical trial of Veronate for the prevention of hospital-associated infections in very low birth weight infants has outpaced the Company’s initial expectations and that it has enrolled 684, or more than one-third, of the 2,000 patients it intends to enroll in the trial. Additionally, the Company reported that an independent Data Safety Monitoring Board met yesterday to review safety and other data available from the first 500 patients enrolled in the trial and unanimously recommended that the trial proceed as designed without modification.

The Company also announced that it has completed enrollment in its 60-patient Phase II clinical trial of Aurexis in patients with documented Staphylococcus aureus (S. aureus) bloodstream infections.

“We made significant progress over the past six months and ended 2004 well positioned to achieve our clinical development objectives for both Veronate and Aurexis. We intend to continue to build on this momentum and further drive these programs forward this year,” stated William D. Johnston, Ph.D., president and chief executive officer of Inhibitex, Inc. “Based upon the enrollment rate we are achieving and the 90-100 sites in the United States and Canada that we believe will ultimately participate in our Phase III Veronate trial, we are confident that we can complete the enrollment in this trial in the fourth quarter of 2005. We are also pleased to have completed enrollment in our Phase II Aurexis trial on schedule. As we have previously disclosed, we expect to be in a position to publicly discuss this Phase II data in the second quarter of 2005, and intend to study the use of Aurexis in other patient populations in the upcoming year.”

Inhibitex also provided additional information regarding the status of its Phase III trial for Veronate, reporting that during November and December, the enrollment rate in the trial averaged approximately 125 patients per month. The Company also said that 72 neonatal intensive care units have been initiated to enroll patients in the trial, and that over 90% have enrolled at least one infant. No single site has enrolled more than 5% of the patients, reflecting broad participation in the trial across a diverse group of sites. In December, the Company enrolled its first patient in Canada, where it expects to have 5-10 sites participate in the trial.

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About Veronate

Veronate is a novel, antibody-based investigational drug being developed to prevent staphylococcal infections in premature, very low birth weight infants that weigh less than 1,250 grams at birth. Due to the intensive care they receive, their underdeveloped immune system and their lengthy stay in the neonatal intensive care unit, these infants are highly susceptible to staphylococcal and other hospital-associated infections. In a 512-patient Phase II clinical trial completed in early 2004 in very low birth weight infants weighing 500-1,250 grams at birth, those patients that received Veronate at 750 mg/kg experienced 63% and 67% fewer S. aureus and Candida infections, respectively, and 36% fewer deaths than those that received placebo. The FDA has granted Veronate both Fast Track and Orphan Drug status .

About Aurexis

Aurexis is a humanized monoclonal antibody that targets ClfA, a protein located on the surface of virtually all strains of S. aureus. The Company recently completed the enrollment of a 60-patient Phase II clinical trial of Aurexis for the first-line treatment, in combination with standard of care antibiotics, of serious hospital-associated S. aureus bloodstream infections. The objectives of the trial are to further study the safety and pharmacokinetics of Aurexis in its intended patient population and to assess initial biological activity as measured by reductions in mortality, relapse rates and secondary sites of infections attributable to S. aureus bloodstream infections. The Company also is evaluating Aurexis in a Phase I clinical trial in patients with end stage renal disease. The FDA has granted Aurexis Fast Track status for the treatment of S. aureus bloodstream infections.

About Inhibitex

Inhibitex, Inc., headquartered in Alpharetta, Georgia, is a biopharmaceutical company focused on the discovery, development and commercialization of antibody-based products for the prevention and treatment of serious, life-threatening infections. The Company currently has five drug development programs, all of which are based on its proprietary MSCRAMM protein platform technology. The Company’s most advanced product candidates are Veronate and Aurexis, to both of which the Company has retained world-wide rights. The Company’s three preclinical programs include a collaboration and joint development agreement with Dyax to develop fully human monoclonal antibodies against MSCRAMM proteins on enterococci and a partnership with Wyeth to develop staphylococcal vaccines.

For additional information about the Company, please visit www.inhibitex.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve substantial risks and uncertainties. All statements, other than statements of historical facts, included in this press release regarding: the length of time expected to complete enrollment in its clinical trial for Veronate or obtain data from its Phase II Aurexis clinical trial; and the ultimate number and geographic location of clinical sites that may be initiated and/or utilized in its clinical trials are forward-looking statements. These plans, intentions, expectations or estimates may not actually be achieved and the Company cautions investors not to place undue reliance on its forward-looking statements. Actual results or events could differ materially from the plans, intentions, expectations and estimates disclosed in the forward-looking statements made herein. Various important factors could cause actual results or events to differ materially from the forward-looking statements that the Company makes, including risks related to: the Company’s ability to contract with a sufficient number of clinical trial sites to perform its clinical trials; the rate at which investigators at such sites are willing and able to recruit patients into its clinical trials; its clinical trials not demonstrating appropriate safety and efficacy for its product candidates or its trials being terminated by regulatory authorities such as the FDA; its use of third-party contract clinical research organizations, raw material suppliers and manufacturers, who may not fulfill their contractual obligations or otherwise perform satisfactorily in the future; maintaining sufficient quantities of clinical trial material on hand to complete its clinical trials; obtaining, maintaining and protecting the intellectual property incorporated into its product candidates; changes in related

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governmental laws and regulations; and changes in general economic, business or competitive conditions. These and other risks are described in greater detail in the “Risk Factors” section of the Company’s prospectus, which forms part of the registration statement on Form S-1, which was declared effective by the Securities and Exchange Commission on June 3, 2004. Any forward-looking statements contained herein do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments the Company may make. The Company does not assume any obligation to update any forward-looking statements.

     Inhibitex®, MSCRAMM®, Veronate®, and Aurexis® are registered trademarks of Inhibitex, Inc.

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